Exhibit 99.1

NEWS RELEASE
FOR IMMEDIATE RELEASE:	FOR MORE INFORMATION, CONTACT:
April 26, 2022	David D. Brown
(276) 326-9000

First Community Bankshares, Inc. Announces First Quarter 2022 Results

and Quarterly Cash Dividend

Bluefield, Virginia – First Community Bankshares, Inc. (NASDAQ: FCBC) (www.firstcommunitybank.com) (the “Company”) today reported its unaudited results of operations and other financial information for the quarter ended March 31, 2022. The Company reported quarterly net income of $9.52 million, or $0.56 per diluted common share, for the quarter ended March 31, 2022.

The Company also declared a quarterly cash dividend to common shareholders of twenty-seven cents ($0.27) per common share, which is an increase of 8.00% over the same quarter last year. The quarterly dividend is payable to common shareholders of record on May 6, 2022, and is expected to be paid on or about May 20, 2022. This marks the 37th consecutive year of regular dividends to common shareholders.

First Quarter 2022 and Current Highlights

Income Statement

o

Net income of $9.52 million for the quarter was a decrease of $5.09 million, or $0.26 per diluted common share, compared to the same quarter of 2021. The decrease was primarily driven by a return to more normalized expense in the provision for credit losses of $1.96 million for the first quarter of 2022 compared to a $4.00 million reversal of provision in the first quarter of 2021. The current year provision is largely due to robust loan growth in the first quarter, principally led by commercial loan demand. The reversal of provision in the first quarter of 2021 was driven by a significantly improved economic outlook than in early 2020.

o	Despite the significant increase in credit loss provision between the two periods, annualized first quarter return on average assets was 1.20% and return on average common equity was 8.98%.
o

Net interest margin for the first quarter was 3.55%, which was a three basis point increase from 3.52% reported for the fourth quarter of 2021.  The cost of interest-bearing deposits declined another three basis points to 0.10%.

o

Salaries and employee benefits increased $787 thousand, or 7.23%, from last year. During the quarter, the Company implemented annualized wage increases of approximately $2.5 million as part of its ongoing strategic initiative to enhance Human Capital Management, which included an increased minimum wage.

Balance Sheet and Asset Quality

o

The Company’s loan portfolio increased by $78.73 million, or an annualized growth rate of 14.74%, during the first quarter of 2022.  Loan demand and originations were strong in all categories, including construction, commercial real estate, residential mortgage, and consumer loans.

o	During the first quarter, the Company repurchased 132,000 common shares for $4.09 million.
o

Non-performing loans to total loans remained very low at 0.96% of total loans and continues the declining trend expeienced over the past four quarters.  Net charge-offs for the first quarter of 2022 were $838 thousand, or 0.15% of annualized average loans, compared to net charge-offs of $725 thousand, or 0.14% of annualized average loans, for the same period in 2021.

o	The allowance for credit losses to total loans remained at 1.29% of total loans.
o	Book value per share at March 31, 2022, was $25.27, a decrease of $0.07 from year-end 2021.

Non-GAAP Financial Measures

In addition to financial statements prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), the Company uses certain non-GAAP financial measures that provide useful information for financial and operational decision making, evaluating trends, and comparing financial results to other financial institutions. The non-GAAP financial measures presented in this news release include “tangible book value per common share,” “return on average tangible common equity,” “adjusted earnings,” “adjusted diluted earnings per share,” “adjusted return on average assets,” “adjusted return on average common equity,” “adjusted return on average tangible common equity,” and certain financial measures presented on a fully taxable equivalent (“FTE”) basis. FTE basis is calculated using the federal statutory income tax rate of 21%.  While the Company believes certain non-GAAP financial measures enhance the understanding of its business and performance, they are supplemental and not a substitute for, or more important than, financial measures prepared in accordance with GAAP and may not be comparable to those reported by other financial institutions.

About First Community Bankshares, Inc.

First Community Bankshares, Inc., a financial holding company headquartered in Bluefield, Virginia, provides banking products and services through its wholly owned subsidiary First Community Bank. First Community Bank operated 49 branch banking locations in Virginia, West Virginia, North Carolina, and Tennessee as of March 31, 2022. First Community Bank offers wealth management and investment advice and services through its Trust Division and through its wholly owned subsidiary, First Community Wealth Management, Inc., which collectively managed and administered $1.28 billion in combined assets as of March 31, 2022. The Company reported consolidated assets of $3.24 billion as of March 31, 2022. The Company’s common stock is listed on the NASDAQ Global Select Market under the trading symbol, “FCBC”. Additional investor information is available on the Company’s website at www.firstcommunitybank.com.

This news release may include forward-looking statements. These forward-looking statements are based on current expectations that involve risks, uncertainties, and assumptions. Should one or more of these risks or uncertainties materialize or should underlying assumptions prove incorrect, actual results may differ materially. These risks include: changes in business or other market conditions; the timely development, production and acceptance of new products and services; the challenge of managing asset/liability levels; the management of credit risk and interest rate risk; the difficulty of keeping expense growth at modest levels while increasing revenues; and other risks detailed from time to time in the Company’s Securities and Exchange Commission reports including, but not limited to, the Annual Report on Form 10-K for the most recent fiscal year end. Pursuant to the Private Securities Litigation Reform Act of 1995, the Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
(Amounts in thousands, except share and per share data)	2022	2021	2021	2021	2021
Interest income
Interest and fees on loans	$24,641	$25,236	$25,119	$25,937	$26,540
Interest on securities	750	362	445	435	495
Interest on deposits in banks	248	234	225	166	116
Total interest income	25,639	25,832	25,789	26,538	27,151
Interest expense
Interest on deposits	486	600	642	724	869
Interest on borrowings	-	-	1	-	-
Total interest expense	486	600	643	724	869
Net interest income	25,153	25,232	25,146	25,814	26,282
(Recovery of) provision for credit losses	1,961	(846)	(1,394)	(2,230)	(4,001)
Net interest income after provision	23,192	26,078	26,540	28,044	30,283
Noninterest income	9,194	9,215	8,720	8,797	7,569
Noninterest expense	19,986	21,701	18,836	19,361	18,820
Income before income taxes	12,400	13,592	16,424	17,480	19,032
Income tax expense	2,885	3,037	3,816	4,077	4,430
Net income	$9,515	$10,555	$12,608	$13,403	$14,602

Earnings per common share
Basic	$0.57	$0.62	$0.73	$0.77	$0.83
Diluted	0.56	0.62	0.73	0.76	0.82
Cash dividends per common share
Regular	0.27	0.27	0.27	0.25	0.25
Weighted average shares outstanding
Basic	16,817,284	16,974,005	17,221,244	17,486,182	17,669,937
Diluted	16,864,515	17,038,980	17,279,576	17,536,144	17,729,185
Performance ratios
Return on average assets	1.20%	1.32%	1.59%	1.70%	1.94%
Return on average common equity	8.98%	9.77%	11.65%	12.55%	13.94%
Return on average tangible common equity(1)	13.10%	14.28%	17.04%	18.40%	20.54%

(1)	A non-GAAP financial measure defined as net income divided by average stockholders' equity less average goodwill and other intangible assets

CONDENSED CONSOLIDATED QUARTERLY NONINTEREST INCOME AND EXPENSE (Unaudited)

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
(Amounts in thousands)	2022	2021	2021	2021	2021
Noninterest income
Wealth management	$972	$940	$974	$1,058	$881
Service charges on deposits	3,498	3,718	3,599	3,098	3,031
Other service charges and fees	3,017	3,091	3,143	3,166	3,022
Net FDIC indemnification asset amortization	-	-	-	(946)	(280)
Other operating income	1,707	1,466	1,004	2,421	915
Total noninterest income	$9,194	$9,215	$8,720	$8,797	$7,569
Noninterest expense
Salaries and employee benefits	$11,671	$12,493	$10,646	$10,216	$10,884
Occupancy expense	1,269	1,368	1,155	1,115	1,275
Furniture and equipment expense	1,614	1,418	1,385	1,457	1,367
Service fees	1,503	1,946	1,530	1,513	1,335
Advertising and public relations	540	589	536	616	335
Professional fees	453	455	313	290	466
Amortization of intangibles	357	364	365	360	357
FDIC premiums and assessments	218	213	216	204	199
Other operating expense	2,361	2,855	2,690	3,590	2,602
Total noninterest expense	$19,986	$21,701	$18,836	$19,361	$18,820

AVERAGE BALANCE SHEETS AND NET INTEREST INCOME ANALYSIS (Unaudited)

	Three Months Ended March 31,
	2022			2021
	Average		Average Yield/	Average		Average Yield/
(Amounts in thousands)	Balance	Interest(1)	Rate(1)	Balance	Interest(1)	Rate(1)
Assets
Earning assets
Loans(2)(3)	$2,200,003	$24,698	4.55%	$2,165,054	$26,582	4.98%
Securities available for sale	140,975	800	2.30%	83,634	573	2.78%
Interest-bearing deposits	544,718	249	0.19%	468,067	118	0.10%
Total earning assets	2,885,696	25,747	3.62%	2,716,755	27,273	4.07%
Other assets	328,212			331,483
Total assets	$3,213,908			$3,048,238

Liabilities and stockholders' equity
Interest-bearing deposits
Demand deposits	$679,211	$28	0.02%	$613,003	$39	0.03%
Savings deposits	881,295	66	0.03%	778,430	91	0.05%
Time deposits	346,902	392	0.46%	412,986	739	0.73%
Total interest-bearing deposits	1,907,408	486	0.10%	1,804,419	869	0.19%
Borrowings
Retail repurchase agreements	1,993	-	N/M	1,234	-	N/M
Total borrowings	1,993	-	N/M	1,234	-	N/M
Total interest-bearing liabilities	1,909,401	486	0.10%	1,805,653	869	0.19%
Noninterest-bearing demand deposits	835,921			777,876
Other liabilities	38,956			39,926
Total liabilities	2,784,278			2,623,455
Stockholders' equity	429,630			424,783
Total liabilities and stockholders' equity	$3,213,908			$3,048,238
Net interest income, FTE(1)		$25,261			$26,404
Net interest rate spread			3.52%			3.88%
Net interest margin, FTE(1)			3.55%			3.94%

(1)	Interest income and average yield/rate are presented on a FTE, non-GAAP, basis using the federal statutory income tax rate of 21%.
(2)	Nonaccrual loans are included in the average balance; however, no related interest income is recorded during the period of nonaccrual.
(3)	Interest on loans includes non-cash and accelerated purchase accounting accretion of $866 thousand and $1.18 million for the three months ended March 31, 2022 and 2021, respectively.

CONDENSED CONSOLIDATED QUARTERLY BALANCE SHEETS (Unaudited)

	March 31,	December 31,	September 30,	June 30,	March 31,
(Amounts in thousands, except per share data)	2022	2021	2021	2021	2021
Assets
Cash and cash equivalents	$457,306	$677,439	$635,007	$618,738	$628,745
Debt securities available for sale	268,703	76,292	77,440	79,842	87,643
Loans held for investment, net of unearned income (includes covered loans of $7,503 and $9,041 for June 30 and March 31, 2021, respectively) (1)	2,244,296	2,165,569	2,152,103	2,153,731	2,146,640
Allowance for credit losses	(28,981)	(27,858)	(29,877)	(31,857)	(34,563)
Loans held for investment, net	2,215,315	2,137,711	2,122,226	2,121,874	2,112,077
FDIC indemnification asset	-	-	-	-	946
Premises and equipment, net	50,912	52,284	52,842	53,560	57,371
Other real estate owned	848	1,015	1,240	1,324	1,740
Interest receivable	8,100	7,900	8,146	8,480	8,724
Goodwill	129,565	129,565	129,565	129,565	129,565
Other intangible assets	5,266	5,622	5,987	6,352	6,712
Other assets	108,112	106,691	107,258	109,548	106,543
Total assets	$3,244,127	$3,194,519	$3,139,711	$3,129,283	$3,140,066

Liabilities
Deposits
Noninterest-bearing	$860,652	$842,783	$820,147	$819,138	$824,576
Interest-bearing	1,922,292	1,886,608	1,853,699	1,846,556	1,848,524
Total deposits	2,782,944	2,729,391	2,673,846	2,665,694	2,673,100
Securities sold under agreements to repurchase	2,488	1,536	1,106	994	1,519
Interest, taxes, and other liabilities	34,539	35,817	37,395	35,061	39,448
Total liabilities	2,819,971	2,766,744	2,712,347	2,701,749	2,714,067

Stockholders' equity
Common stock	16,782	16,878	17,071	17,335	17,592
Additional paid-in capital	144,088	147,619	154,086	161,853	169,173
Retained earnings	269,798	264,824	258,860	250,911	241,889
Accumulated other comprehensive loss	(6,512)	(1,546)	(2,653)	(2,565)	(2,655)
Total stockholders' equity	424,156	427,775	427,364	427,534	425,999
Total liabilities and stockholders' equity	$3,244,127	$3,194,519	$3,139,711	$3,129,283	$3,140,066

Shares outstanding at period-end	16,781,975	16,878,220	17,071,052	17,334,547	17,592,009
Book value per common share	$25.27	$25.34	$25.03	$24.66	$24.22
Tangible book value per common share(2)	17.24	17.34	17.09	16.82	16.47

(1)	FDIC Loss Share agreement terminated in September 2021.
(2)	A non-GAAP financial measure defined as stockholders' equity less goodwill and other intangible assets, divided by shares outstanding

SELECTED CREDIT QUALITY INFORMATION (Unaudited)

	March 31,	December 31,	September 30,	June 30,	March 31,
(Amounts in thousands)	2022	2021	2021	2021	2021
Allowance for Credit Losses
Beginning balance	$27,858	$29,877	$31,857	$34,563	$26,182
Cumulative effect of adoption of ASU 2016-13	-	-	-	-	13,107
Provision for (recovery of) credit/loan losses charged to operations	1,961	(846)	(1,394)	(2,230)	(4,001)
Charge-offs	(1,302)	(1,887)	(1,255)	(1,902)	(1,730)
Recoveries	464	714	669	1,426	1,005
Net charge-offs	(838)	(1,173)	(586)	(476)	(725)
Ending balance	$28,981	$27,858	$29,877	$31,857	$34,563

Nonperforming Assets
Nonaccrual loans	$20,487	$20,768	$22,070	$24,085	$26,106
Accruing loans past due 90 days or more	-	87	5	327	171
Troubled debt restructurings ("TDRs")(1)	1,141	1,367	359	133	308
Total nonperforming loans	21,628	22,222	22,434	24,545	26,585
OREO	848	1,015	1,240	1,324	1,740
Total nonperforming assets	$22,476	$23,237	$23,674	$25,869	$28,325

Additional Information
Total Accruing TDRs(3)	$8,782	$8,652	$8,185	$8,309	$9,027

Asset Quality Ratios
Nonperforming loans to total loans	0.96%	1.03%	1.04%	1.14%	1.24%
Nonperforming assets to total assets	0.69%	0.73%	0.75%	0.83%	0.90%
Allowance for credit/loan losses to nonperforming loans	134.00%	125.36%	133.18%	129.79%	130.01%
Allowance for credit/loan losses to total loans	1.29%	1.29%	1.39%	1.48%	1.61%
Annualized net charge-offs to average loans	0.15%	0.22%	0.11%	0.09%	0.14%

(1)	Accruing TDRs restructured within the past six months or nonperforming
(2)	Accruing total TDRs